UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2006

HESPERIA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30085	88-0453327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9780 “E” Avenue Hesperia, CA	92345
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 244-8787

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

On November 6, 2006, the Registrant dismissed Malone & Bailey, PC as its independent auditor and on November 14, 2006 appointed Lawrence Scharfman & Co., CPA, P.C., as their independent accountants for the re-audit of the year ended December 31, 2004 and the year ended December 31, 2005 and all interim periods thereafter. This is a change in accountants recommended and approved by the Registrant’s Executive Management and the Registrant’s Board of Directors. During the most recent two fiscal years and the portion of time preceding the decision to engage Lawrence Scharfman & Co., CPA, P.C., neither the Registrant nor anyone engaged on its behalf has consulted with Lawrence Scharfman & Co., CPA, P.C. regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(10(iv) of Regulation S-B) or a reportable event.

No audit reports were issued by Malone & Bailey, PC with respect to the Registrant’s financial statements for any fiscal years. From July 26, 2005, through the date of Malone & Bailey PC’s dismissal, there were no disagreements between the Registrant and Malone & Bailey PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone & Bailey, PC would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Malone & Bailey, PC, as the independent accountants of the Registrant. As of the date of this filing, we have contacted Malone & Bailey, PC requesting a letter attesting to the statements made herein but Malone & Bailey, PC has been non-responsive. When and if we get a response from Malone & Bailey, PC, we will amend this 8-K and attach the letter as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HESPERIA HOLDING, INC.

By:/s/ William Nalls
William Nalls, Chief Executive Officer

Date: November 17, 2006